Exhibit 10.39

VICI Properties Inc.
Restricted Stock Grant Agreement

THIS AGREEMENT, made as of [*], 2018, between VICI Properties Inc. (the “Company”) and [*] (the “Grantee”).

WHEREAS, the Company has adopted and maintains the VICI Properties Inc. 2017 Stock Incentive Plan (the “Plan”) to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, and who are responsible for the management, growth and protection of the business of the Company or its subsidiaries, with incentives to: (a) enter into and remain in the service of the Company or a Company subsidiary, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary);

WHEREAS, the Plan provides that the Compensation Committee of the Board of Directors of the Company or such other committee to which the Board of Directors has delegated such authority or the Board of Directors (such committee or the Board of Directors, as applicable, the “Administrator”) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the purposes of the Plan would be furthered by a grant to the Grantee;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Grant of Restricted Stock.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee [*] restricted shares of Common Stock (the “Restricted Stock”).
2.Grant Date.  The Grant Date of the Restricted Stock is [*].
3.Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.
4. Vesting. [Subject to Section 6 hereof and the further provisions of this Agreement, the Restricted Stock shall vest on [*], subject to the Grantee’s continued service with the Company on such date.] [The Restricted Stock shall be fully vested as of the Grant Date.]
5.Restrictions on Transferability.  The Restricted Stock may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Grantee, except by will or by the laws of descent and distribution. In the event that the Grantee becomes legally incapacitated, the Grantee’s rights with respect to the Restricted Stock shall be exercisable by the Grantee’s legal guardian or legal representative. The Restricted Stock shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon any of the shares of Restricted Stock, shall be null and void and without effect. [The provisions of this Section 5 shall remain in effect until [*].]
6.Termination of Service. In the event that the Grantee’s service with the Company terminates before the Restricted Stock is vested, the unvested Restricted Stock, together with any dividends or distributions related to such Restricted Stock, as set forth in Section 9 hereof, shall be forfeited as of the date such service terminates and the Grantee shall not be entitled to any compensation or other amount with respect to such forfeited Restricted Stock and dividends or distributions [, unless otherwise provided in Grantee’s employment agreement with the Company].

7.Issuance of Certificates.
(a)    Reasonably promptly after the Grant Date, the Company shall issue stock certificates, registered in the name of the Grantee, evidencing the shares of Restricted Stock or shall make (or cause to be made) an appropriate book entry reflecting the Grantee’s ownership of the shares of Restricted Stock. The Restricted Stock, if certificated, shall bear the following legend:
THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE VICI PROPERTIES INC. 2017 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN VICI PROPERTIES INC. AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF VICI PROPERTIES INC.
(b)    Each certificate issued pursuant to Section 7(a) hereof, together with the stock powers relating to such shares of Restricted Stock, shall be held in the custody of the Company. The Company shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.
(c)    Reasonably promptly after the restrictions on transferability set forth in Section 5 hereof lapse, in the case of certificated shares, in exchange for the surrender to the Company of the receipt evidencing the Restricted Stock, delivered to the Grantee under Section 7(b) hereof, and the receipts evidencing any other securities received in respect of such shares, if any, the Company shall issue and deliver to the Grantee (or the Grantee’s legal representative, beneficiary or heir) the certificate evidencing the Restricted Stock and such other securities, free of the legend provided in Section 7(a) hereof.
(d)    The Company may require as a condition of the delivery of stock certificates pursuant to Section 7(c) hereof that the Executive remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the shares represented by such certificate. The Administrator, in its sole discretion, may permit the Executive to satisfy such obligation by delivering shares of Common Stock or by directing the Company to withhold from delivery shares of Common Stock, in either case valued at their Fair Market Value on the Vesting Date with fractional shares being settled in cash.
(e)    The Grantee shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor or an appropriate book entry is made reflecting the issuance thereof pursuant to Section 7(a) hereof, and then only from the date such certificate is issued or such book entry is made. Upon the issuance of a stock certificate or the making of an appropriate book entry, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability and the forfeiture provisions, as set forth in this Agreement.
8.Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued any shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Administrator may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding, as the Administrator, in its sole discretion, deems necessary or desirable.  The Grantee specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Grantee may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

9.Dividends, etc.
(a)    Unless the Administrator otherwise determines, any property received by the Grantee with respect to a share of Restricted Stock as a result of any cash dividend, stock dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, (i) will not vest until such share of Restricted Stock vests, (ii) may be held by the Company and (iii) shall be subject to the provisions of this Agreement, including the restrictions set forth in Section 8, and to all other restrictions as apply to the shares in respect of which such property was paid. The Company shall issue to the Grantee a receipt evidencing the property held by it in respect of the Restricted Stock. Any such property (but not including securities) received by the Grantee with respect to a share of Restricted Stock shall be returned to the Company in the event such share of Restricted Stock is forfeited. Any securities received by the Grantee with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests and shall be forfeited if such share of Restricted Stock is forfeited. Unless the Administrator otherwise determines, such securities shall bear a legend, as set forth in Section 7(a) hereof.
(b)    Any cash dividends received with respect to the Restricted Stock that are held by the Company pending vesting of the underlying shares of Restricted Stock, shall be deemed invested in a number of shares of Common Stock, including fractional shares, equal to (i) the value of the dividend that the Grantee received with respect to the Restricted Stock divided by (ii) the closing price of a share of Common Stock on the date the dividend was issued. If the Restricted Stock is forfeited, the corresponding dividends shall be forfeited as well. At such time as the Restricted Stock vests, the Company shall pay the Grantee an amount in cash equal to the value of the shares of Common Stock in which such dividends are deemed invested.
10.Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.
11.Right of Discharge Preserved.
1.Nothing in this Agreement shall confer upon the Grantee the right to continue in the service of the Company, or affect any right which the Company may have to terminate such service.
12.Integration.  This Agreement, the Plan and any employment agreement between the Grantee and the Company (the “Employment Agreement”) contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement and the Employment Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings, written or oral, between the parties with respect to its subject matter.
13.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
14.Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.
15.Forfeiture and Recapture.   The Restricted Stock and any dividends or other distributions paid with respect to the Restricted Stock will be subject to recoupment in accordance with any existing clawback or recoupment policy, or any clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. The implementation of any such clawback or recoupment policy will not constitute Good Reason.
16.Obligation to Notify. If the Grantee makes the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in the Grantee’s income. The Grantee should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election. The Grantee acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b), even if the Grantee requests the Company or its representatives to make this filing on his or her behalf.
17.Grantee Acknowledgment.  The Grantee hereby acknowledges receipt of a copy of the Plan.  The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.
18.Section 409A. This Agreement is intended to comply with Section 409A of the Code (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of the Plan or this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A shall be excluded from Section 409A to the maximum extent possible. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company or any of its subsidiaries or affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.
19.Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company, or the person acting in such capacity, at the Company’s principal executive offices. Any notice hereunder by the Company shall be given to the Grantee in writing at the most recent address as the Grantee may have on file with the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Grantee has hereunto signed this Agreement on his or her own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

VICI PROPERTIES INC.

By:
Name:
Title:

[Name of Grantee]

[Signature Page to Restricted Stock Grant Agreement]